Exhibit 99.2
Ann Parker,
Director, Investor Relations
605-988-1000
ann.parker@lodgenet.com
LODGENET PRESENTS AT UBS 36TH ANNUAL MEDIA WEEK CONFERENCE
To Discuss Recent Developments and Management Actions for 2009
          New York, December 8, 2008 – LodgeNet Interactive Corporation (NASDAQ: LNET), is scheduled to present today at the UBS 36th Annual Media Week conference in New York City. LodgeNet Chairman and CEO Scott C. Petersen will review the Company’s long-term growth strategy as well as comment on its strategies to proactively manage through the evolving economic environment.
          “Throughout 2008, we continued to successfully execute on our strategic growth initiatives, focused on driving new and increased revenue from services not dependent upon guest-entertainment purchases,” stated Petersen. “These diversified revenues now represent over 30% of our total revenue. As the result of our 2007 acquisition of On Command, we have also increased our overall strategic value to the hospitality industry by broadening the media and connectivity solutions we offer, and creating innovative, next-generation products with leading technology companies, such as LG Electronics, Ruckus and Control4.”
          “In our Healthcare business, we’ve had our most successful fall selling season ever,” continued Petersen, “signing eight contracts over the past three months with such leading healthcare organizations as Hawaii Pacific Health, Eisenhower Medical Center (California) and Butler Memorial Hospital (Pennsylvania).  Today, we have 24 facilities installed, with an additional 16 contracted and scheduled for installation in 2009. “
          “We are also continuing to develop our media marketing business, The Hotel Networks.  In addition to the placement of advertisement insertions into ten popular cable channels, we recently launched our interactive “FreeViews” offering, where advertisers can benefit from the telescoping capabilities of our VOD television platform. And, we have had substantial success in convincing cable channels to view THN carriage as a marketing opportunity for them, converting our business model from a licensing fee to a pay-for-placement model. Our most recent example is Fox Business, which will be included in our satellite-delivered line-up starting in January.”
          “As we look to 2009, we will continue to take decisive actions to proactively manage our business through this evolving economic environment,” concluded Petersen. “We are decreasing our operating expenses, reducing our capital investment levels, and allocating a significantly larger portion of our cash from operations to debt reduction.”
•	For 2009, Systems Operations and SG&A expenses are being cut by $20 to $24 million compared the annualized level of this year’s First Quarter – a reduction of 17% to 20%. As part of this plan, LodgeNet announced in November the implementation of a 13% reduction in force, the deferral of compensation adjustments for all personnel, and the suspension of the 2009 management bonus plan.

•	The Company is reducing its quarterly capital investment activity to $5 to $6 million in the First Quarter of 2009. During 2008, the Company reduced its investment levels from $20 million in the First Quarter to approximately $13 million during the Fourth Quarter.

•	Capitalizing on the flexibility of its business model, LodgeNet also plans to allocate 70% to 80% of its cash from operations during 2009 to the repayment of its outstanding bank debt. This compares to an approximate 20% allocation during 2008.

•	Despite the challenging economy, the Company continues expects Adjusted Net Free Cash Flow* for full year 2008 of $26.5 to $28.0 million, or $1.19 to $1.25 per share.
          “We believe our business strategy remains sound; we are taking the necessary actions to right-size our Company to the evolving economic environment; and, we fully intend to maintain compliance with our debt covenants throughout 2009,” concluded Petersen.

LodgeNet presents at UBS Media Conference — 2
*Adjusted Net Free Cash Flow, a non-GAAP measure, is defined as net free cash flow, as defined above, and further excludes cash used for restructuring and integration activities.
A live webcast of the UBS Media Conference presentation will be available at: http://events.streamx.us/us/event/eventdetails.aspx?id=ubs20081208.The webcast will be archived at that site for one month and can be accessed via LodgeNet’s company website at www.lodgenet.com.
About LodgeNet Interactive
LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses.  LodgeNet Interactive serves more than 1.9 million hotel rooms representing 10,000 hotel properties worldwide in addition to healthcare facilities throughout the United States. The company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements.” When used in this press release and in the prepared remarks as well as in response to the questions during the conference call, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to decreasing operating expenses, reducing capital investment, reducing debt and Adjusted Net Free Cash Flow, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the effects of economic conditions, including general financial conditions (including those represented recently by liquidity crises, government bailouts and assistance plans, bank failures, and recessionary threats and developments), the economic condition of the lodging industry, which can be particularly affected the financial conditions referenced above, as well as by high gas prices, levels of unemployment, consumer confidence, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming availability, timeliness, quality, and costs; technological developments by competitors; developmental costs, difficulties, and delays; relationships with customers and property owners, in particular as we reduce capital investment; the availability of capital to finance growth; compliance with credit facility covenants; the impact of governmental regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. For any of the foregoing reasons, our guidance and our actual financial results may not meet our expectations. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
# # #